UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.          )

Filed by Registrant ☑ Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Deutsche DWS Investment Trust

Deutsche DWS Securities Trust

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

DWS Capital Growth Fund / DWS CROCI® Equity Dividend Fund

DWS Communications Fund/ DWS RREEF Global Real Estate Securities Fund

URGENT NOTICE

Please vote your shares as soon as possible!

Dear Shareholder:

We have sent you information concerning important proposals affecting your investment in the above referenced DWS Funds. The Joint Special Meeting of Shareholders originally scheduled on November 21, 2024, has been adjourned to January 16, 2025, at 12:00 p.m. (Eastern Time).

This letter was sent to you because you held shares on the record date and we have not received your vote.

YOUR FUND’S BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS

YOUR VOTE IS VERY IMPORTANT

VOTING NOW HELPS MINIMIZE REPEATED MAILINGS

AND ELIMINATES PHONE CALLS TO YOU!

Please vote using one of the following options:

  VOTE ONLINE

Log on to the website or scan the QR code shown on your proxy card. Please have your proxy card in hand and follow the on-screen instructions.

  VOTE BY TOUCH-TONE TELEPHONE

Call the automated tollfree number listed on your proxy card. Please have your proxy card in hand and follow the recorded instructions.

  VOTE WITH A LIVE AGENT (Computershare Fund Services)

If you would like to vote with a live agent you can call (866) 461-7333 and provide your control number and the agent will process your vote over the phone. You will receive a confirmation in the mail of your vote within 5 days.

  VOTE BY MAIL

Complete, sign and date the proxy card and then return it in the enclosed postage paid envelope.

The Proxy Statement sent previously contains important information regarding the proposals that you and other shareholders are being asked to consider. A copy of the Proxy Statement may be viewed or downloaded at the website listed on your enclosed proxy card. Please read the materials carefully. If you have any questions regarding the proposals, or need assistance with voting, you may call Computershare Fund Services, the Fund’s proxy solicitor, toll free at 1-866-461-7333.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.